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SFX Entertainment, Inc.
May 11, 1998
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                                                                  May 11, 1998



SFX Entertainment, Inc.
650 Madison Avenue
New York, NY 10022


Ladies and Gentlemen:

                  You have requested our opinion with respect to certain matters in connection with the filing by SFX Entertainment, Inc. (the "Company") of a Registration Statement on Form S-1 (Reg. No. 333-51809) (the "Registration Statement"), under the Securities Act of 1933, as amended ("the Securities Act"), with the Securities and Exchange Commission (the "Commission"), covering up to 1,531,782 shares of Class A Common Stock (the "Stock").

                  We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

                  On the basis of the foregoing, and in reliance thereon, we are of the opinion that, if and when the Stock is issued in accordance with the terms of the Don Law Purchase Agreement and the FAME Purchase Agreement, respectively, such Stock will, at the time of issuance by the Company, be duly authorized, validly issued, fully paid and nonassessable.

                  In rendering our opinion herein, we express no opinion as to the compliance or noncompliance of the issuance of the Stock with federal or state securities laws. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a

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SFX Entertainment, Inc.
May 11, 1998
Page 2

person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.




                                                    Very truly yours,
                                                    /s/ Baker & McKenzie








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